Exhibit 99.1

TRW Automotive
12025 Tech Center Drive
Livonia, Mich. 48150 USA

News Release

Investor Relations Contact:
Patrick R. Stobb
(734) 853-6966

Media Contact:
Manley Ford
(734) 266-2616

TRW Automotive Reports Fourth-Quarter and Full-Year 2003 Financial Results; Provides 2004 Guidance

LIVONIA, MICHIGAN, February 17, 2004 — TRW Automotive Holdings Corp. (NYSE: TRW) today reported financial results for the fourth quarter and full year ended December 31, 2003. TRW Automotive Holdings Corp. (the “Company”), the parent company of TRW Automotive Inc., completed its initial public offering (“IPO”) of approximately 24.1 million shares of common stock on February 6, 2004.

Fourth-Quarter 2003

The Company reported fourth-quarter 2003 sales of nearly $3.0 billion, up $308 million or 11.5% compared to predecessor combined sales of nearly $2.7 billion in fourth-quarter 2002. The Company also reported $139 million of operating income, an increase of $36 million from the prior year quarter, and a consolidated net loss of $1 million or 1 cent per share compared to a predecessor combined net loss of $33 million in the prior year quarter.

On February 28, 2003, affiliates of The Blackstone Group L.P. acquired the former TRW Inc.’s automotive business from Northrop Grumman Corporation. As a result, certain consolidated and combined financial information contained within this release (labeled as pro forma) have been adjusted to illustrate the estimated pro forma effects of such acquisition and a subsequent July 2003 debt refinancing, as if these transactions had occurred on January 1, 2002.

Sales for fourth-quarter 2003 totaled nearly $3.0 billion, up $371 million or 14% compared to pro forma fourth-quarter 2002. Operating income for the quarter was $139 million, an increase of $22 million from the prior year pro forma operating income. This increase reflects a number of factors, including a $66 million decline in net pension and OPEB income due primarily to the application of purchase accounting, a $59 million reduction in restructuring and other unusual charges, and $17 million of unrealized currency gains on debt instruments recognized in the fourth quarter of 2003. Excluding these factors, operating income improved by $12 million. The Company’s fourth-quarter 2003 consolidated net loss of $1 million or 1 cent per share compares to a pro forma consolidated net loss of $7 million or 8 cents per share in fourth-quarter 2002.

Earnings before interest, taxes, depreciation, amortization, unrealized currency gains on debt instruments, and net pension and OPEB expense (EBITDAP) for fourth-quarter 2003 totaled $276 million, an increase of $67 million compared to pro forma fourth-quarter 2002. The Company incurred restructuring and other unusual charges totaling $14 million and $73 million for 2003 and 2002, respectively. Exclusive of these charges, fourth quarter EBITDAP was $290 million, an improvement of $8 million when compared to pro forma fourth-quarter 2002.

“Through its diversified customer base, the Company benefited from new business growth and foreign exchange during 2003,” said John C. Plant, president and chief executive officer. “The commitment by our employees to drive down costs and to design and manufacture high-quality products were significant contributors to our 2003 financial performance and will continue to be essential to the Company’s future success and overall competitiveness.”

Full-Year 2003

For the ten-month period from March 1, 2003 (post acquisition date), through December 31, 2003, the Company reported sales of $9.4 billion, operating income of $340 million, and net losses of $101 million or $1.16 per share. For the two months ended February 28, 2003, the predecessor Company reported sales of $1.9 billion, operating income of $97 million, and net earnings of $31 million.

Pro forma sales for full-year 2003 totaled $11.3 billion, an increase of $924 million or about 9% compared to full-year 2002 pro forma sales. Pro forma operating income for the year was $579 million, a decline of $86 million from the prior year. This decrease reflects a number of factors, including a $224 million decline in net pension and OPEB income due primarily to the application of purchase accounting, a $49 million reduction in restructuring and other unusual charges, and $32 million of unrealized currency gains on debt instruments recognized in 2003. Excluding these factors, operating income improved by $57 million. On a pro forma basis, the Company reported full-year 2003 net earnings of $93 million or $1.03 per share on a fully diluted basis. In comparison, the Company reported pro forma consolidated net earnings of $201 million or $2.32 per share in full-year 2002.

Pro forma EBITDAP for full-year 2003 totaled $1,094 million, an increase of $109 million compared to the prior year period pro forma. The Company incurred restructuring and other unusual charges of $39 million and $88 million for 2003 and 2002, respectively. Excluding these charges, full year pro forma EBITDAP was $1,133 million, an improvement of $60 million when compared to the prior year.

Capital/Liquidity

As of December 31, 2003, the Company had $3,808 million of debt and $844 million of cash and marketable securities. At year-end, net debt (defined as debt less cash and marketable securities) totaled $2,964 million, a decrease of $473 million as compared to the Blackstone acquisition date of February 28, 2003. Cash flow from operations during the fourth quarter, which is generally the company’s highest cash generating quarter, amounted to $549 million. Capital expenditures for fourth-quarter and full-year 2003 totaled $197 million and $415 million, respectively.

2004 Outlook

TRW expects full-year 2004 revenue in the range of $11.4 to $11.6 billion and earnings per share in the range of $1.55 to $1.70, excluding charges for debt repayment transactions in conjunction with the IPO and a January 2004 bank debt refinancing. These charges, which at this time have not been finalized, are expected to be significant and will be included in the Company’s first quarter results. This range also reflects the impact of interest savings of the IPO as it occurred on February 6, 2004 and assumes an effective tax rate of approximately 45% for 2004.

Further, this guidance includes pre-tax expenses of approximately $33 million for amortization of intangibles (principally customer relationships) and $30 million related to restructuring. Excluding these two items, we expect earnings per share in the range of $2.01 to $2.16.

The Company expects EBITDA in the range of $1,035 to $1,060 million, including approximately $30 million of pre-tax restructuring charges. Excluding the restructuring charges, EBITDA is expected to be in the range of $1,065 to $1,090 million. Additionally, the Company expects capital expenditures for the year to be at, or slightly below, 4% of sales.

For first-quarter 2004, the Company expects revenue of approximately $2.9 billion and earnings per share in the range of $0.40 to $0.48, excluding charges for debt repayment transactions as described previously. Earnings per share, excluding amortization of intangibles and restructuring charges, as discussed above, is estimated to be in the range of $0.54 to $0.62. The Company also expects EBITDA in the range of $260 to $270 million, including approximately $10 million of pre-tax restructuring charges, or $270 to $280 million excluding these charges.

Reconciliation to GAAP

For a reconciliation of the pro forma and non-GAAP historical numbers appearing in this release to GAAP, please see the accompanying schedules or visit the investor information section of our website at www.trwauto.com.

About TRW

With 2003 pro forma sales of $11.3 billion, TRW Automotive ranks among the world’s top 10 automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 61,000 people in 22 countries. Its products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. TRW Automotive news is available on the Internet at www.trwauto.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in the TRW Automotive Holdings Corp. final prospectus dated as of February 2, 2004 (the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) and include: our substantial leverage; the highly competitive automotive parts industry and its cyclicality; pricing pressures from our customers; product liability and warranty and recall claims; our dependence on our largest customers; limitations on flexibility in operating our business contained in our debt agreements; increases in interest rates; fluctuations in foreign exchange rates; the possibility that our owners’ interests will conflict with ours; work stoppages or other labor issues and other risks and uncertainties set forth under “Risk Factors” in the Prospectus and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index
Actual and Pro Forma Consolidated and Combined
Financial Information

Page
Periods Ended December 31, 2003, February 28, 2003, and December 31, 2002

Consolidated and Combined Statements of Operations (unaudited) for the three
months ended December 31, 2003 and December 31, 2002	A2

Consolidated and Combined Statements of Operations for the ten months ended
December 31, 2003 (unaudited), the two months ended February 28, 2003 and the
year ended December 31, 2002	A3

Condensed Consolidated and Combined Balance Sheets — December 31, 2003 (unaudited)
and December 31, 2002	A4

Actual and Pro Forma Consolidated and Combined Statements of Operations (unaudited) for the
three months and years ended December 31, 2003 and December 31, 2002	A5

Reconciliation of GAAP Net Income to Actual and Pro Forma EBITDA and EBITDAP (unaudited)
for the three months and years ended December 31, 2003 and December 31, 2002	A7

The accompanying actual and pro forma consolidated and combined financial information and reconciliation of GAAP net income to actual and pro forma EBITDA and EBITDAP should be read in conjunction with the TRW Automotive Holdings Corp. Registration Statement on Form S-1 including the final prospectus dated February 2, 2004 and filed on February 3, 2004, which contains historical consolidated and combined financial statements and the accompanying notes to consolidated and combined financial statements and unaudited pro forma consolidated and combined financial information and accompanying notes to unaudited pro forma consolidated and combined financial information.

The accompanying unaudited pro forma consolidated and combined financial information is intended to give effect to the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation and the July 22, 2003 refinancing of a portion of debt entered into in connection with the acquisition, as if these transactions had occurred on January 1, 2002. The unaudited pro forma consolidated and combined financial information is based upon available information and certain assumptions we believe are reasonable. However, these statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the acquisition been completed as of January 1, 2002, and should not be taken as representative of future consolidated results of operations or financial position.

TRW Automotive Holdings Corp.

Consolidated and Combined Statements of Operations
(unaudited)

	Three Months Ended December 31,

	Successor	Predecessor

(In millions, except per share amounts)	2003	2002

Sales	$2,982	$2,674
Cost of sales	2,674	2,369

Gross profit	308	305

Administrative and selling expenses	144	155
Research and development expenses	45	43
Amortization of intangible assets	8	4
Other income – net	(28)	—

Operating income	139	103

Interest expense	86	106
Interest income	(3)	(3)
Losses on sales of receivables	—	2

Earnings (losses) before income taxes	56	(2)
Income tax expense	57	31

Net losses	$(1)	$(33)

Basic and diluted losses per share:
Losses per share	$(0.01)	N/A
Weighted average shares	86.8	N/A

A2

TRW Automotive Holdings Corp.

Consolidated and Combined Statements of Operations

	Successor	Predecessor

	Ten Months	Two Months
	Ended	Ended	Year Ended
	December 31,	February 28,	December 31,
(In millions, except per share amounts)	2003	2003	2002

	(unaudited)
Sales	$9,435	$1,916	$10,630
Cost of sales	8,456	1,686	9,315

Gross profit	979	230	1,315

Administrative and selling expenses	446	100	541
Research and development expenses	137	27	151
Purchased in-process research and development	85	—	—
Amortization of intangible assets	27	2	15

Other (income) expense – net	(56)	4	(6)

Operating income	340	97	614

Interest expense	295	48	316
Interest income	(8)	(1)	(7)
Loss (gain) on retirement of debt	31	—	(4)
Losses on sales of receivables	25	—	7

(Losses) earnings before income taxes	(3)	50	302
Income tax expense	98	19	138

Net (losses) earnings	$(101)	$31	$164

Basic and diluted losses per share:
Losses per share	$(1.16)	N/A	N/A
Weighted average shares	86.8	N/A	N/A

A3

TRW Automotive Holdings Corp.

Consolidated and Combined Balance Sheets

	Year ended December 31,

	Successor	Predecessor

(Dollars in millions)	2003	2002

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$828	$188
Marketable securities	16	26
Accounts receivable	1,643	1,348
Inventories	635	608
Prepaid expenses	73	49
Deferred income taxes	120	144

Total current assets	3,315	2,363

Property, plant and equipment – net	2,499	2,558
Goodwill and other intangible assets – net	3,324	2,578
Prepaid pension cost	120	3,048
Deferred income taxes	129	—
Other assets	520	401

	$9,907	$10,948

Liabilities, minority interests and stockholders’ investment
Current liabilities:
Short-term debt	$76	$327
Current portion of long-term debt	24	17
Trade accounts payable	1,626	1,407
Other current liabilities	1,400	1,004

Total current liabilities	3,126	2,755

Debt allocated from TRW	—	3,279
Long-term debt	3,708	302
Post-retirement benefits other than pensions	935	751
Pension benefits	838	427
Deferred income taxes	222	731
Other long-term liabilities	300	231

Total liabilities	9,129	8,476

Minority interests	50	81

Stockholders’ investment:
Parent company investment	—	2,738
Capital stock (par value $0.01; 100 million shares authorized, 86.9 million issued and outstanding as of December 31, 2003	1	—
Paid-in-capital	868	—
Accumulated deficit	(101)	—
Accumulated other comprehensive losses	(40)	(347)

Total stockholders’ investment	728	2,391

	$9,907	$10,948

A4

TRW Automotive Holdings Corp.

Actual and Pro Forma Consolidated and Combined Statements of Operations
(unaudited)

	Three Months Ended December 31,

	Actual	Pro forma
(In millions, except per share amounts)	2003	2002

Sales	$2,982	$2,611
Cost of sales	2,674	2,300

Gross profit	308	311

Administrative and selling expenses	144	144
Research and development expenses	45	43
Amortization of intangible assets	8	9
Other income – net	(28)	(2)

Operating income	139	117

Interest expense	86	78
Interest income	(3)	(2)
Losses on sales of receivables	—	2

Earnings before income taxes	56	39
Income tax expense	57	46

Net losses	$(1)	$(7)

Basic and diluted losses per share:
Losses per share	$(0.01)	$(0.08)
Weighted average shares	86.8	86.8

A5

TRW Automotive Holdings Corp.

Pro Forma Consolidated and Combined Statements of Operations

	Year ended December 31,

(In millions, except per share amounts)	2003	2002

Sales	$11,308	$10,384
Cost of sales	10,042	9,048

Gross profit	1,266	1,336

Administrative and selling expenses	544	501
Research and development expenses	164	151
Amortization of intangible assets	32	33
Other income – net	(53)	(14)

Operating income	579	665

Interest expense	327	310
Interest income	(8)	(6)
Losses on sales of receivables	8	5

Earnings before income taxes	252	356
Income tax expense	159	155

Net earnings	$93	$201

Basic earnings per share:
Earnings per share	$1.07	$2.32
Weighted average shares	86.8	86.8

Diluted earnings per share:
Earnings per share	$1.03	$2.32
Weighted average shares	90.4	86.8

A6

TRW Automotive Holdings Corp.

Reconciliation to Actual and Pro Forma EBITDA and EBITDAP (unaudited)

•	The reconciliation schedules that follow should be read in conjunction with the TRW Automotive Holdings Corp. Registration Statement on Form S-1 including the final prospectus dated February 2, 2004 and filed as of February 3, 2004, which contains summary historical and pro forma financial data. The accompanying unaudited pro forma financial information is intended to give effect to the February 28, 2003 acquisition of the former TRW Inc.’s automotive business by affiliates of The Blackstone Group L.P. from Northrop Grumman Corporation and the July 22, 2003 refinancing of a portion of debt entered into in connection with the acquisition, as if these transactions had occurred on January 1, 2002.

•	The EBITDA and EBITDAP measures calculated in the schedules are measures used by management to evaluate operating performance. Management believes EBITDA and EBITDAP measures are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also believes that the inclusion of supplementary adjustments to EBITDA and EBITDAP are appropriate to provide additional information to investors about certain material cash items and other unusual items that we do not expect to continue at the same level in the future.

•	EBITDA and EBITDAP are not recognized terms under GAAP and do not purport to be alternatives to net earnings (losses) as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, these presentations of EBITDA and EBITDAP may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and EBITDAP are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements, and, in the case of EBITDAP, pensions and other post retirement benefits.

•	The adjustments to EBITDA to arrive at EBITDAP may not be in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act of 1933 and periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that EBITDAP be presented differently in filings made with the SEC than as presented on these schedules or not presented at all.

A7

TRW Automotive Holdings Corp.

Reconciliation to Actual and Pro Forma EBITDA and EBITDAP (unaudited)

	Three Months Ended December 31,

	Actual	Pro Forma
(Dollars in millions)	2003	2002

GAAP net losses	$(1)	$(33)
Income tax expense	57	31
Interest expense, net of interest income	83	103
Losses on sales of receivables	—	2

GAAP operating income	139	103
Pro forma adjustments:
Stand alone costs	—	7
Depreciation and amortization	—	5
Other	—	2

Operating income	139	117

Depreciation and amortization, net of pro forma adjustments	128	132
Unrealized foreign exchange gain	(17)	—

EBITDA	250	249

Cash restructuring charges	14	20
Acquisition-related expenses	—	23
Other unusual items	—	30

EBITDA, excluding unusual items	264	322

EBITDA	$250	$249
Net Pension/OPEB expense (income), net of pro forma adjustments	26	(40)

EBITDAP	276	209

Cash restructuring charges	14	20
Acquisition-related expenses	—	23
Other unusual items	—	30

EBITDAP, excluding unusual items	$290	$282

A8

TRW Automotive Holdings Corp.

Reconciliation to Pro Forma EBITDA and EBITDAP (unaudited)

	Year Ended December 31,

(Dollars in millions)	2003	2002

GAAP net (losses) earnings	$(70)	$164
Income tax expense	117	138
Interest expense, net of interest income	334	309
Loss (gain) on retirement of debt	31	(4)
Losses on sales of receivables	25	7

GAAP operating income	437	614
Pro forma adjustments:
Inventory fair market value adjustment	43	—
Purchased in-process research and development	85	—
Stand alone costs	(1)	28
Depreciation and amortization	4	20
Other	11	3

Pro forma operating income	579	665

Depreciation and amortization, net of pro forma adjustments	486	483
Unrealized foreign exchange gain	(32)	—

Pro forma EBITDA	1,033	1,148

Cash restructuring charges	33	27
Acquisition-related expenses	6	23
Other unusual items	—	38

Pro forma EBITDA, excluding unusual items	1,072	1,236

Pro forma EBITDA	$1,033	$1,148
Net Pension/OPEB expense (income), net of pro forma adjustments	61	(163)

Pro forma EBITDAP	1,094	985

Cash restructuring charges	33	27
Acquisition-related expenses	6	23
Other unusual items	—	38

Pro forma EBITDAP, excluding unusual items	$1,133	$1,073

A9